EXHIBIT 99.1

Press Release

JHCC Receives US Trading Symbol JRSS from FINRA and Commences Trading in the USA

Harbin, Heilongjiang Province – (October 26, 2015) – JRSIS Health Care Corp. (“JHCC” or the “Company”) is pleased to announce that on October 23, 2015, the Financial Industry Regulatory Authority (“FINRA”) cleared the hares of our Company’s common stock to commence trading on the Over the Counter Bulletin Board Electronic Quotation System (“OTCBB”) under the symbol “JRSS.”

Junsheng Zhang, President and Chairman of the Board states: “This is the just the first step towards developing a shareholder base in the United States. The Company is fully reporting in the U.S, a fast-growing healthcare market. This will allow us to access a significantly larger base of interested American healthcare investors, providing enhanced liquidity and better valuation. The Company’s capital markets team will work to ensure that the Company meets additional requirements and take JHCC to the next level.”

About JRSIS Health Care Corp.

JHCC is developing a publicly held full service hospital with Western and Chinese medicine. JHCC is a publicly held company registered in Florida, its holding operating company duly incorporated, organized and validly existing under the laws of China (“Jiarun”), provide full scale medical services based in Heilongjiang Province, China. As the parent company, JHCC rely on Jiarun to conduct One Hundred Percent (100%) of our businesses and operations.

Forward Looking Statement

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future operating performance, events, trends and plans. All statements other than statements of historical fact contained herein, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances occurring after the date hereof.

Further information about JRSIS Health Care Corporation is available under its profile on the SEDAR website http://www.otcmarkets.com/stock/JRSS/profile

And the company's website http://www.jhcc.cn/